UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 14, 2007, the Board of Directors of Cornell Companies, Inc. (“Company”) elected its Chairman and Chief Executive Officer, James E. Hyman, to the additional office of President, which had previously been vacant.  Mr. Hyman has been the Chief Executive Officer since January 2005 and was named Chairman of the Board in February 2005. Mr. Hyman was a Senior Managing Director at FTI Palladium Partners from October 2004 to January 2005. From 2003 to 2004, Mr. Hyman was a Partner with Sandhurst Capital.  From 1999 to 2002, Mr. Hyman was with Starwood Hotels and Resorts Worldwide, where he served as Executive Vice President.  Prior to that time, he held senior positions with GE Capital, Sequa Corporation and McKinsey & Co., and he started his career with JP Morgan.  Since 2000, Mr. Hyman has also served as Chairman of the not-for-profit Mega-Cities Project.  Mr. Hyman received an MBA, with distinction, from the Harvard Business School and an AB, with honors, from the University of Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: June 19, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary